INVESTMENT SUB-
ADVISORY
AGREEMENT


AGREEMENT made as of
this 31st day of
December, 2011 by
and among Old Mutual
Capital, Inc. (the
"Adviser"), Ibbotson
Associates, Inc. (the
"Sub-Adviser"), and Old
Mutual Funds I, a
Delaware statutory trust
(the "Trust").

WHEREAS, the Trust is
registered as an
open-end management
investment company
under the Investment
Company Act of 1940,
as amended (the "1940
Act");

WHEREAS, pursuant to the
Investment Advisory
Agreement dated
September 7, 2004, as
amended, between the
Adviser and the Trust,
the Adviser acts as
investment adviser for
the Old Mutual Asset
Allocation Conservative
Portfolio, Old Mutual
Asset Allocation
Balanced Portfolio, Old
Mutual Asset Allocation
Moderate Growth
Portfolio, and the Old
Mutual Asset Allocation
Growth Portfolio (each a
?Portfolio?, and
collectively, the "Asset
Allocation Portfolios");
and

WHEREAS, the Adviser
and the Trust
each desire to retain the
Sub-Adviser to provide
investment advisory
services to the Trust in
connection with the
management of all or a
portion of the assets of
each Portfolio, and the
Sub-Adviser is willing to
render such investment
advisory services.

NOW,THEREFORE, intending
to be legally bound, the
parties hereto agree as
follows:

1. (a) Subject to
supervision and
oversight by the Adviser
and the Trust's Board of
Trustees, the Sub-
Adviser shall
recommend a
continuous investment
allocation program for
the Asset Allocation
Portfolios in accordance
with each Portfolio's
investment objectives,
policies and restrictions
as stated in such
Portfolio's Prospectus(es)
and Statement of
Additional Information
(such Prospectus(es) and
Statement of Additional
Information as currently
in effect and as
amended or
supplemented from time
to time, being herein
called the "Prospectus"),
and subject to the
following
understandings:

(i) The Sub-Adviser shall
provide supervision of
each of the Portfolio?s
investments and shall
recommend, from time
to time, the allocation of
the assets of a Portfolio
by specific investment
style mandate (referred
to herein as a ?Portfolio
Account?).

(ii) In the performance of
its duties and obligations
under this Agreement,
the Sub-Adviser shall act
in conformity with the
Trust?s Prospectus and
with the instructions and
directions of the Adviser
and of the Board of
Trustees and will
conform and comply
with the requirements of
the 1940 Act, the
Internal Revenue Code
of 1986, as amended,
and all other applicable
federal and state laws
and regulations, as each
is amended from time to
time.

(iii) The Sub-Adviser
at its expense will make
available to the Trustees
of the Asset Allocation
Portfolios
and the Adviser at
reasonable times its
portfolio managers and
other appropriate
personnel, either in
person or, at the mutual
convenience of the
Adviser and the Sub-
Adviser, by telephone, in
order to review the
investment policies,
performance and other
investment related
information regarding a
Portfolio Account and to
consult with the Trustees
of the Asset Allocation
Portfolios and Adviser
regarding each
Portfolio?s investment
affairs, including
economic, statistical and
investment matters
related to the Sub-
Adviser?s duties
hereunder, and will
provide periodic reports
to the Adviser relating to
the investment strategies
it employs.  The Sub-
Adviser and its
personnel shall also
cooperate fully with
counsel and auditors for,
and the Chief
Compliance Officers of,
the Adviser and the
Trust.

(iv) The Sub-Adviser
at its expense
will provide the Adviser
and/or the Trust?s Chief
Compliance Officer with
such compliance reports
relating to its duties
under this Agreement as
may be requested from
time to time.
Notwithstanding the
foregoing, the Sub-
Adviser will promptly
report to the Adviser any
material violations of
the federal securities
laws (as defined in Rule
38a-1 of the 1940 Act)
that it is or should be
aware of or of any
material violation of the
Sub-Adviser?s
compliance policies and
procedures that pertain
to the Asset Allocation
Portfolios, as well as any
change in portfolio
manager(s) of the Asset
Allocation Portfolios.

(v) The Sub-Adviser
represents and
warrants that it has
adopted a code of ethics
meeting the
requirements of Rule
17j-1 under the 1940
Act and the
requirements of Rule
204A-1 under the
Investment Advisers Act
of 1940 and has
provided the Adviser
and the Trustees of the
Fund a copy of such
code of ethics, together
with evidence of its
adoption, and will
promptly provide copies
of any changes thereto,
together with evidence
of their adoption.  Upon
request of the Adviser,
but in any event no less
frequently than
annually, the Sub-
Adviser will supply the
Adviser a written report
that (A) describes any
issues arising under the
code of ethics or
procedures since the
Sub-Adviser?s last
report, including but not
limited to material
violations of the code of
ethics or procedures and
sanctions imposed in
response to the material
violations; and (B)
certifies that the
procedures contained in
the Sub-Adviser?s code
of ethics are reasonably
designed to prevent
?access persons? from
violating the code of
ethics.

(vi) The Sub-Adviser
will review draft
reports to shareholders
and other documents
provided or available to
it and provide
comments on a timely
basis.  In addition, the
Sub-Adviser and each
officer and portfolio
manager thereof
designated by the
Adviser will provide on a
timely basis such
certifications or sub-
certifications as the
Adviser may reasonably
request in order to
support and facilitate
certifications required to
be provided by the
Trust?s Principal
Executive Officer and
Principal Accounting
Officer.

(vii) The Sub-Adviser
shall maintain all books
and records with respect to
each Portfolio's portfolio
transactions required by
subparagraphs (b)(10)
and (11) and paragraph
(f) of Rule 31a-1 under
the 1940 Act and shall
render to the Trust's
Board of Trustees such
periodic and special
reports as the Trust?s
Board of Trustees may
reasonably request.

(viii) (A) The investment
management services
provided by the Sub-
Adviser under this
Agreement are not to be
deemed exclusive and
the Sub-Adviser shall be
free to render similar
services to others, as
long as such services do
not impair the services
rendered to the Adviser
or the Trust.

(B) Services to be furnished
by the Sub-Adviser
under this Agreement
may be furnished
through the medium of
any of the Sub-Adviser's
officers or employees.

(C) The Sub-Adviser shall
keep each Portfolio's
books and records
required to be
maintained by the Sub-
Adviser pursuant to
paragraph 1(a) of this
Agreement and shall
timely furnish to the
Adviser all information
relating to the Sub-
Adviser's services under
this Agreement needed
by the Adviser to keep
the other books and
records of the Portfolio
required by Rule 31a-1
under the 1940 Act.  The
Sub-Adviser agrees that
all records that it
maintains on behalf of
the Portfolio are
property of the Portfolio
and the Sub-Adviser will
surrender promptly to
the Portfolio any of such
records upon the
Portfolio's request;
provided, however, that
the Sub-Adviser may
retain a copy of such
records.  The Sub-
Adviser further agrees to
preserve for the periods
prescribed by Rule 31a-
2 under the 1940 Act
any such records as are
required to be
maintained by it
pursuant to paragraph
1(a) of this Agreement.

2. The Adviser
shall continue to have
responsibility for all
services to be provided
to each Portfolio
pursuant to the Advisory
Agreement and shall
oversee and review the
Sub-Adviser's
performance of its
duties under this
Agreement.

3. The Adviser
has delivered to the Sub-
Adviser copies of each
of the following
documents and will
deliver to it all future
amendments and
supplements, if any:

(a) Certified resolutions
of the Trust's Board of
Trustees authorizing the
appointment of the Sub-
Adviser and approving
the form of this
Agreement;

(b) Registration Statement
under the 1940 Act and the
Securities Act of 1933,
as amended on Form N-
1A (the "Registration
Statement"), as filed
with the Securities and
Exchange Commission
(the "Commission")
relating to each Portfolio
and shares of the
Portfolio?s beneficial
shares, and all
amendments thereto;
and

(c) Prospectus(es) of each
Portfolio.

4. For the services
to be provided by the
Sub-Adviser pursuant to
this Agreement for each
Portfolio, the Adviser
will pay to the Sub-
Adviser as full
compensation therefore
a fee at an annual rate
of the Portfolio?s
average daily net assets,
as set forth in Schedule
A.  The fee will be paid
to the Sub-Adviser from
the Adviser's advisory
fee from each Portfolio.
This fee will be
computed daily and
paid to the Sub-Adviser
monthly.

5. The Sub-Adviser shall not
be liable for any error of
judgment or for any loss
suffered by the Asset
Allocation Portfolios or
the Adviser in
connection with
performance of its
obligations under this
Agreement, except a loss
resulting from a breach
of fiduciary duty with
respect to the receipt of
compensation for
services (in which case
any award of damages
shall be limited to the
period and the amount
set forth in Section
36(b)(3) of the 1940
Act), or a loss resulting
from willful
misfeasance, bad faith
or gross negligence on
the Sub-Adviser's part in
the performance of its
duties or from reckless
disregard of its
obligations and duties
under this Agreement,
except as may otherwise
be provided under
provisions of applicable
state law which cannot
be waived or modified
hereby.

6. This Agreement
shall continue in effect
for a period of more
than two years from the
date hereof only so long
as continuance is
specifically approved at
least annually in
conformance with the
1940 Act provided,
however, that this
Agreement may be
terminated (a) by the
Portfolio at any time,
without the payment of
any penalty, by the vote
of a majority of
Trustees of the Trust or
by the vote of a
majority of the
outstanding voting
securities of the
Portfolio, (b) by the
Adviser at any time,
without the payment of
any penalty, on not
more than 60 days' nor
less than 30 days'
written notice to the
other parties, or (c) by
the Sub-Adviser at any
time, without the
payment of any
penalty, on 90 days'
written notice to the
other parties.  This
Agreement shall
terminate automatically
and immediately in the
event of its assignment.
As used in this Section 6,
the terms "assignment"
and "vote of a majority
of the outstanding
voting securities" shall
have the respective
meanings set forth in the
1940 Act and the rules
and regulations
thereunder, subject to
such exceptions as may
be granted by the
Commission under the
1940 Act.

7. Nothing in this
Agreement shall limit or
restrict the right of any
of the Sub-Adviser?s
partners, officers, or
employees to engage in
any other business or to
devote his or her time
and attention in part to
the management or
other aspects of any
business, whether of a
similar or dissimilar
nature, nor limit or
restrict the Sub-Adviser's
right to engage in any
other business or to
render services of any
kind to any other
corporation, firm,
individual or
association.

8. During the term
of this Agreement, the
Adviser agrees to furnish
the Sub-Adviser at its
principal office all
prospectuses, proxy
statements, reports to
shareholders, sales
literature or other
materials prepared for
distribution to
shareholders of each
Portfolio, the Trust or
the public that refers to
the Sub-Adviser or its
clients in any way prior
to use thereof and not to
use material if the Sub-
Adviser reasonably
objects in writing within
five business days (or
such other period as
may be mutually agreed
upon) after receipt
thereof.  The Sub-
Adviser's right to object
to such materials is
limited to the portions of
such materials that
expressly relate to the
Sub-Adviser, its services
and its clients.  The
Adviser agrees to use its
reasonable best efforts
to ensure that materials
prepared by its
employees or agents or
its affiliates that refer to
the Sub-Adviser or its
clients in any way are
consistent with those
materials previously
approved by the Sub-
Adviser as referenced in
the first sentence of this
paragraph.  Sales
literature may be
furnished to the Sub-
Adviser by first-class
mail, electronic mail or
overnight delivery
service, facsimile
transmission equipment
or hand delivery.

9. No Trustee or
Shareholder of the Trust
shall be personally liable
for any debts, liabilities,
obligations or expenses
incurred by, or
contracted for under this
Agreement.

10. No provisions
of this Agreement may
be changed, waived,
discharged or terminated
orally, but only by an
instrument in writing
signed by the party
against which
enforcement of the
change, waiver,
discharge or termination
is sought, and no
amendment of this
Agreement shall be
effective until approved
by the vote of the
majority of the
outstanding voting
securities of each
Portfolio.

11. This Agreement
shall be governed by the
laws of the state of
Delaware; provided,
however, that nothing
herein shall be construed
as being inconsistent
with the 1940 Act.

12. This Agreement
embodies the entire
agreement and
understanding among
the parties hereto, and
supersedes all prior
agreements and
understandings relating
to this Agreement's
subject matter.  This
Agreement may be
executed in any number
of counterparts, each of
which shall be deemed
to be an original; all
such counterparts shall,
together, constitute only
one instrument.

13. Should any
part of this Agreement
be held invalid by a
court decision, statute,
rule or otherwise, the
remainder of this
Agreement shall not be
affected thereby.  This
Agreement shall be
binding upon and shall
inure to the benefit of
the parties hereto and
their respective
successors.

14. Any notice,
advice or report to be
given pursuant to this
Agreement shall be
delivered or mailed:

To the Adviser at:

Old Mutual Capital, Inc.
4643 South Ulster Street,
Suite 700
Denver, CO 80237

Attention: General Counsel

To the Sub-Adviser at:

Ibbotson Associates, Inc
225 North Michigan Avenue,
Suite 700
Chicago, IL 60601

Attention: President

To the Trust or
the Asset Allocation
Portfolios at:

Old Mutual Funds I
4643 South Ulster Street,
Suite 600
Denver, CO 80237

Attention: President

15. Where the effect of
a requirement of the 1940
Act reflected in any
provision of this
Agreement is altered by
a rule, regulation or
order of the
Commission, whether of
special or general
application, such
provision shall be
deemed to incorporate
the effect of such rule,
regulation or order.

IN WITNESS WHEREOF,
the parties hereto have
caused this Agreement to
be executed by their
officers designated
below as of the day and
year first written above.

OLD MUTUAL CAPITAL, INC.

OLD MUTUAL FUNDS I

By:/s/
Mark E. Black

By:/s/
Mark E. Black

Name:
Mark E. Black

Name:
Mark E. Black

Title:
Chief Financial
Officer

Title:
Chief Financial
Officer

IBBOTSON ASSOCIATES, INC.

By:/s/
Peng Chen

Name:
Peng Chen

Title:
President

SCHEDULE A

Old Mutual Funds I

Compensation pursuant
to Paragraph 4 of this
Agreement shall be
calculated in
accordance with the
following schedule:

Name of Portfolio

Average Daily
Net Assets

Annual Fee Rate

Old Mutual Asset
Allocation Conservative
Portfolio

$0 to $250 Million
$250 Million to
$500 Million
$500 Million to
$750 Million
$750 Million to
$1 Billion
$1 Billion to
$2 Billion
Over $2 Billion

0.08%
0.07%
0.06%
0.05%
0.04%
0.03%

Old Mutual Asset
Allocation Moderate
Growth Portfolio

$0 to $250 Million
$250 Million to
$500 Million
$500 Million to
$750 Million
$750 Million to
$1 Billion
$1 Billion to
$2 Billion
Over $2 Billion

0.08%
0.07%
0.06%
0.05%
0.04%
0.03%

Old Mutual Asset
Allocation Growth
Portfolio

$0 to $250 Million
$250 Million to
$500 Million
$500 Million to
$750 Million
$750 Million to
$1 Billion
$1 Billion to
$2 Billion
Over $2 Billion

0.08%
0.07%
0.06%
0.05%
0.04%
0.03%

Old Mutual Asset
Allocation Balanced
Portfolio

$0 to $250 Million
$250 Million to
$500 Million
$500 Million to
$750 Million
$750 Million to
$1 Billion
$1 Billion to
$2 Billion
Over $2 Billion

0.08%
0.07%
0.06%
0.05%
0.04%
0.03%

On an ongoing basis,
there will be a minimum
annual fee of $200,000.


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